UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
KRONOS BIO, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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1300 So. El Camino Real, Suite 400 San Mateo, California 94402
Dear Stockholder:
Notice of Annual Meeting of Shareholders
YOUR VOTE
IS IMPORTANT.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
To be held on June 25, 2024
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Kronos Bio, Inc., a Delaware corporation (the “Company”). The meeting will be held on June 25, 2024 at 4:00 p.m., Eastern Time. The Annual Meeting will be a virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KRON2024 where you will be able to listen to the meeting live, submit questions and vote online. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

To elect the Board of Directors’ three nominees for director named herein to hold office until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement accompanying this notice.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 26, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,

David M. Tanen
Secretary
San Mateo, California
April 29, 2024

1300 So. El Camino Real, Suite 400 San Mateo, California 94402
Proxy Statement for the 2024 Annual Meeting of Stockholders
To be held on June 25, 2024
Questions and Answers About These Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Kronos Bio, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Kronos Bio”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (“Annual Meeting”), including at any adjournments or postponements of the meeting. The Annual Meeting will be held virtually on June 25, 2024 at 4:00 p.m. Eastern Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KRON2024, where you will be able to listen to the meeting live, submit questions, and vote online. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice on April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?	We may send you a proxy card, along with a second Notice, on or after May 9, 2024.
Why are we holding a virtual Annual Meeting?
We have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting

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so they can ask questions of our Board or management. During the Annual Meeting, we may answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. We do not intend to post questions received during the Annual Meeting to our website.

What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting. com/KRON2024. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 4:00 p.m. Eastern Time on June 25, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 3:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 26, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 60,094,409 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder for the ten days ending the day prior to the Annual Meeting at our headquarters located at 1300 So. El Camino Real, Suite 400, San Mateo, California 94402. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 781-5200 or writing to the Corporate Secretary at the address above.

Stockholder of Record: Shares Registered in Your Name
If on April 26, 2024, your shares were registered directly in your name with Kronos Bio’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote live online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 26, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If your shares are held in street name and you desire to vote online during the Virtual Annual meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

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What am I voting on?	There are three matters scheduled for a vote:

Proposal 1: Election of the Board’s three nominees for director named herein to hold office until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;

Proposal 2: Advisory approval of the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules;

Proposal 3: Ratification of the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

How do I vote?
You may vote “For” all the nominees to the Board of Directors, you may “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify. For both of the other proposals to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple as described below:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote live online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote live online even if you have already voted by proxy.

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To vote live at the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KRON2024, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website).

To vote using the proxy card,
simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote over the telephone,
dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on June 24, 2024 to be counted.

To vote through the internet,
go to www.proxyvote.com
and follow the on-screen instructions to complete an electronic proxy card or scan the QR code on your proxy notice with your smartphone. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on June 24, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Kronos Bio. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?	On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 26, 2024.
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What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or live online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (i) “For” the election of the three nominees for director; (ii) “For” the advisory approval of executive compensation; and (iii) “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card or other form of proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Kronos Bio	5	2024 Proxy Statement

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•    You may submit another properly completed proxy card with a later date.
•    You may grant a subsequent proxy by telephone or through the internet.

•    You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 1300 So. El Camino Real, Suite 400, San Mateo, California 94402. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day preceding the date of the Annual Meeting.

•    You may attend and vote online at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2024, to Kronos Bio, Inc., Attn: Secretary, 1300 So. El Camino Real, Suite 400, San Mateo, California 94402. If you wish to submit a proposal (including a director nomination) at the meeting, you must do so between February 25, 2025 and March 27, 2025. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to each other proposal, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3, and will have the same effect as votes “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Kronos Bio	6	2024 Proxy Statement

How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

Proposal 2, advisory approval for the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of the majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal 3, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. We do not expect there to be any broker non-votes for this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote is present at the meeting or represented by proxy. On the record date, there were 60,094,409 shares outstanding and entitled to vote. Thus, the holders of at least 30,047,206 shares must be present at the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Proposal 1
Election of Directors
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board of Directors currently consists of nine members. There are three directors in Class I, whose term of office expires at the Annual Meeting: Norbert Bischofberger, Ph.D., Roger D. Dansey, M.D. and Taiyin Yang, Ph.D. Dr. Bischofberger, Dr, Dansey and Dr. Yang have been nominated for re-election at the Annual Meeting.
Dr. Bischofberger, Dr. Dansey and Dr. Yang are each current directors of the Company. Drs. Bischofberger and Yang were each elected by our stockholders at our 2021 annual meeting and Dr. Dansey was appointed by our Board in April 2023. The nominees were each recommended by the Nominating and Corporate Governance Committee of the Board for nomination to the Board at the Annual Meeting. Each nominee for director to be elected at the Annual Meeting will serve for a three-year term until our 2027 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors other than Mr. Tanen, Dr. Belldegrun, and Dr. Yang attended our 2023 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee also seeks to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and
VOTE
The Board of Directors Recommends a Vote “For” Each Named Nominee
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Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
The following is a brief biography of each director nominee, each director in the classes who are not standing for election at the Annual Meeting and whose term will continue after the Annual Meeting, and each of our executive officers.
Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting
Norbert Bischofberger, Ph.D.
Norbert Bischofberger, Ph.D., 68, has served as our President and Chief Executive Officer since August 2018 and as a member of our Board of Directors since April 2018. Prior to joining Kronos Bio, Dr. Bischofberger was the Executive Vice President, Research and Development and Chief Scientific Officer at Gilead Sciences. Dr. Bischofberger joined Gilead in 1990 as Director of Chemistry after having worked as a Senior Scientist in Genentech’s DNA Synthesis Group from 1986 until 1990. During his 28-year tenure at Gilead, Dr. Bischofberger presided over the development and approval of more than 25 medicines, which led the transformation of the treatment of a range of serious diseases such as HIV, HCV and lymphoma. Dr. Bischofberger was part of the core management team that grew Gilead from less than 50 employees with no revenues to 10,000 employees with $25 billion in revenue. Dr. Bischofberger received a Ph.D. in organic chemistry from Zurich’s Eidgenössische Technische Hochschule and performed postdoctoral research in steroid chemistry at Syntex. He also performed additional research in organic chemistry and applied enzymology in Professor George Whiteside’s lab at Harvard University in Cambridge, Massachusetts. Dr. Bischofberger received an honorary doctorate in Natural Sciences (2016) from The University of Innsbruck and an honorary doctorate in Letters in Medicine (2017) from Baylor College of Medicine. Dr. Bischofberger was elected a Fellow of The American Association for Advancement of Science (2018). In addition to Kronos Bio, Dr. Bischofberger serves on the Board of Directors of Morphic Therapeutic.

We believe Dr. Bischofberger is qualified to serve on our Board due to his expertise and experience in the life sciences industry, including his work as a senior executive, and his educational background.

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Roger D. Dansey, M.D.
Roger Dansey, M.D., 67, joined our Board of Directors in April 2023. He is the President, Research and Development of Seagen, a global biotechnology company focusing on transformative cancer medicines, where he has served since May 2018. Previously, Dr. Dansey was Senior Vice President at Merck Inc., where he led the company’s late-stage oncology development efforts. Earlier in his career, he led oncology clinical research at Gilead Sciences and had multiple oncology and hematology roles at Amgen. At Seagen, Dr. Dansey has supervised the company’s strategic growth from a single product US-based company to a four-product company with a European commercial and development presence. Dr. Dansey has overseen all aspects of the clinical development of the initial and supplementary regulatory approvals of several commercial drug products. At Seagen, Dr. Dansey also oversees the Translational Sciences group as well as an extensive early development pipeline of programs that are in the clinic. Dr. Dansey served as interim CEO at Seagen from May 2022 until November 2022. Dr. Dansey also currently serves on the Board of Directors of Inovio Pharmaceuticals.

We believe Dr. Dansey is qualified to serve on our Board due to his experience in the life sciences industry and his educational background.
Taiyin Yang, Ph.D.
Taiyin Yang, Ph.D., 70, joined our Board of Directors in March 2021 and was the Executive Vice President of Pharmaceutical Development and Manufacturing at Gilead Sciences, Inc. until July 2022. She directed operations of chemical and biologics process development, device and formulation development, manufacturing, packaging, analytical operations, laboratory information systems, data science, quality assurance, CMC regulatory affairs, program management, supply chain management and site operations for all the company’s small molecules, biologics and antibody-drug conjugates of investigational compounds and marketed products. Under her leadership, Gilead developed the world’s first HIV single table regimen and advanced more than 25 compounds from early-stage development to market, reaching millions of people around the world. Prior to joining Gilead in 1993, Dr. Yang worked at Syntex Corporation from 1980 where she contributed to the development and commercialization of more than 10 medicines. Dr. Yang is a member of the Expert Scientific Advisory Committee of Medicines for Malaria Venture, and the scientific advisory board of Sionna Therapeutics. Dr. Yang also serves on the Board of Directors of Kodiak Sciences and Brii Biosciences. Dr. Yang received her bachelor’s degree in chemistry from National Taiwan University and her Ph.D. in organic chemistry from the University of Southern California. Dr. Yang was elected a Fellow of the American Institute for Medical and Biological Engineering (2021) and a member of the National Academy of Engineering (2022).

We believe Dr. Yang is qualified to serve on our Board due to her expertise and experience in the life sciences industry and her educational background.
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Directors Continuing in Office Until the 2025 Annual Meeting
Roshawn Blunt
Roshawn Blunt, 49, joined our Board of Directors in November 2021. Since August 2022, she has served as president of Corsaire Corporation, a pharmaceutical commercialization organization. Previously, Ms. Blunt founded and was managing director of 1798, LLC, a pharmaceutical managed markets consulting firm, from September 2010 until June 2022. She guided 1798 until it was purchased by Fingerpaint Marketing in 2020, at which time she became a partner at the firm and the managing director of its consulting business line. She began her pharmaceutical career at The Boston Consulting Group, working primarily on cases in the healthcare industry. Ms. Blunt held a variety of strategic reimbursement and commercialization positions of increasing importance at Amgen, including involvement in the payor marketing for Aranesp; development of the Medicare local strategy and policy analysis across the Amgen portfolio for the payer field teams; and serving as global government affairs director in the Washington, DC, office, where she was responsible for the Centers for Medicare & Medicaid Services strategies specific to the oncology franchise. Ms. Blunt was the first global director of health economics and reimbursement for the Biosense Webster Johnson & Johnson company. Ms. Blunt’s team was responsible for developing global value propositions and for managing all health technology assessments for 20 countries, including the United States. Ms. Blunt graduated from Princeton University, where she received her B.A. from the School of International and Public Policy. She earned her M.B.A. from the Kellogg School of Management at Northwestern University. Ms. Blunt also currently serves on the Board of Directors of Reneo Pharmaceuticals, Inc (since August 2022) and previously served on the Board of Directors of Adamis Pharmaceuticals Corporation (until October 2021).

We believe Ms. Blunt is qualified to serve on our Board due to her experience running a national health care consulting firm, the depth of her knowledge around reimbursement and patient access and her prior experience working in the biopharmaceutical industry.

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David M. Tanen
David M. Tanen, 52, has served as a member of our Board of Directors since our inception in June 2017. Mr. Tanen is a co-founder of Two River, LLC, a life-science consulting and investment firm, and has served as a Partner since September 2004. He has served as an Advisor to Vida Ventures, a life science investment firm, since November 2018. Prior to founding Two River, Mr. Tanen served as General Counsel for a life science focused venture capital firm. Mr. Tanen is also a co-founder of Kite Pharma, Inc., where he served as Corporate Secretary and General Counsel from June 2009 until its acquisition by Gilead Sciences in 2017. He is a co-founder of Allogene Therapeutics and served as its Corporate Secretary until January 2024. Mr. Tanen also served as an officer and director of Neogene Therapeutics, Inc. until its acquisition by AstraZeneca in January 2023. He is also an officer and director of 76Bio, Inc., a privately held life science company focused on developing treatments for cancer. Mr. Tanen received his B.A. from The George Washington University and his J.D. from Fordham University School of Law, where he has served on the Dean’s Planning Council since 2009. Mr. Tanen is a member of the Board of Trustees of Fordham University, a position he has held since July 2023.

We believe Mr. Tanen is qualified to serve on our Board due to his experience serving as an officer and a member of the boards of directors of clinical-stage life sciences companies, and because of his investment experience in the life sciences industry.

Katherine Vega Stultz
Katherine Vega Stultz, 50, joined our Board of Directors in April 2023. Since January 2022, she has served as Chief Executive Officer and President of Ocelot Bio., a biotechnology company focusing on the development of therapeutic peptides to bring novel medical innovations that improve outcomes for people with end-stage liver disease. From August 2020 to December 2021, Ms. Stultz was the Chief Operating Officer at Graphite Bio, where she successfully advanced the company’s clinical development program and helped take the company public. As the company accelerated its efforts to enter the clinic with its lead investigational gene therapy candidate within its first year of launch, Ms. Stultz played a pivotal role in spearheading operational management. Prior to Graphite, Ms. Stultz was at Celgene Corporation from August 2005 to January 2020, most recently serving as Senior Vice President of Project and Portfolio Leadership and General Management during a period of exponential growth for the company and its products. Ms. Stultz began her career at Eli Lilly & Company and ConvaTec, a Bristol-Myers Squibb company, where she progressed through a series of product development, project management, sales and marketing positions. Ms. Stultz received her B.S. in Mechanical Engineering (Biomedical Applications) from Cornell University and has attended executive leadership development programs at the Darden School of Business, University of Virginia, IESE Business School in Barcelona, Spain, and the International Institute for Management Development (IMD) in Switzerland. Ms. Stultz has worked in commercialization and development covering oncology, hematology, inflammation, neuroscience and most recently hepatology.

We believe Ms. Stultz is qualified to serve on our Board due to her life sciences executive leadership experience and her educational background.
Kronos Bio	12	2024 Proxy Statement

Directors Continuing in Office Until the 2026 Annual Meeting
Arie Belldegrun, M.D., FACS.
Arie S. Belldegrun, M.D., FACS, 74, has served as Chair of our Board of Directors since November 2017. Dr. Belldegrun has had a distinguished tenure in the life sciences, having been closely involved with the founding and advancement of several successful biopharmaceutical companies. Dr. Belldegrun is a cofounder of Allogene Therapeutics, a public biopharmaceutical company, and has served as Executive Chairman of its board of directors since November 2017. From March 2014 until October 2017, Dr. Belldegrun served as the President and Chief Executive Officer of Kite Pharma, Inc. and as a member of its board of directors from June 2009 until October 2017. Dr. Belldegrun currently serves as Chairman of Bellco Capital LLC (since 2004); Chairman of UroGen Pharma, Ltd. (since December 2012); Chairman and Partner of Two River Group (since June 2009); Co-chairman of Breakthrough Properties LLC and Breakthrough Services, L.L.C. (since April 2019); Director of Gingko Bioworks (since September 2021); Co-chairman of Symbiotic Capital (since June 2023); and Director of ByHeart, Inc. (since October 2019). Dr. Belldegrun is also Senior Managing Director of Vida Ventures, LLC (since November 2017). Dr. Belldegrun is a Research Professor, holds the Roy and Carol Doumani Chair in Urologic Oncology, and is Founder and Director of the UCLA Institute of Urologic Oncology at the David Geffen School of Medicine at UCLA. Prior to joining UCLA, Dr. Belldegrun was employed at the National Cancer Institute/NIH as a research fellow in surgical oncology and immunotherapy under Dr. Steven A. Rosenberg. He completed his MD at the Hebrew University Hadassah Medical School in Jerusalem, his post-graduate studies in Immunology at the Weizmann Institute of Science, and his residency in urologic surgery at Harvard Medical School. He has authored several books on oncology and more than 500 scientific and medical papers related to urological cancers, immunotherapy, gene therapy and cancer vaccines. He is certified by the American Board of Urology and the American Association of Genitourinary Surgeons.

We believe Dr. Belldegrun is qualified to serve on our Board due to his experience as a senior executive and as a director of several life sciences companies, and because of his knowledge of our industry.

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Joshua Kazam
Joshua Kazam, 47, has served as a member of our Board of Directors since our inception in June 2017. Mr. Kazam currently serves on the board of directors of Allogene Therapeutics, a public biopharmaceutical company, and served as its President from November 2017 until June 2018. He was a founder of Kite Pharma, Inc. and served as a member of its board of directors from its inception in June 2009 until October 2017. In June 2009, Mr. Kazam co-founded Two River LLC, a life-science consulting and investment firm. Mr. Kazam has served on the board of Vision Path, Inc. (d/b/a Hubble Contacts) since May 2016, ByHeart, Inc. since November 2016, Breakthrough Properties LLC and Breakthrough Services LLC since April 2019, IconOVir Bio since August 2018 and Flying Eagle Acquisition Corp. since February 2020. Mr. Kazam previously served as a director of Diamond Eagle Acquisition Corp. from January 2019 until April 2020, Capricor Therapeutics, Inc. from May 2005 until May 2019, Platinum Eagle Acquisition Corp. from January 2018 to March 2019 and TS Innovation Acquisition from October 2020 until May 2021, as well as TS Innovation II and Flying Eagle Acquisition Corp. TS Innovations are blank check companies formed for the purpose of effecting a business combination with one or more businesses. Mr. Kazam has served as the President of Desert Flower Foundation since June 2016. Mr. Kazam received his B.A. in Entrepreneurial Management from the Wharton School of the University of Pennsylvania and is a member of the Wharton School’s Undergraduate Executive Board and the Penn Medicine Board.

We believe Mr. Kazam is qualified to serve on our Board due to his experience serving on the boards of directors of clinical-stage life sciences companies, and because of his investment experience in the life sciences industry.

Elena Ridloff, CFA
Elena H. Ridloff, CFA, 44, joined our Board of Directors in September 2020. Ms. Ridloff is currently the Chief Financial Officer and Head of Corporate Development of Sionna Therapeutics, Inc., a private biotechnology company. Previously, she held multiple roles at Acadia Pharmaceuticals, Inc. from April 2018 to September 2021, including as Executive Vice President and Chief Financial Officer. Previously, Ms. Ridloff held various roles at Alexion Pharmaceuticals, Inc. (Alexion), a public biopharmaceutical company, including Executive Director, Investor Relations from April 2014 to January 2016, and Vice President, Investor Relations from January 2016 to March 2018. Ms. Ridloff also served as a member of Alexion’s Operating Committee. While at Alexion, Ms. Ridloff was responsible for building and leading an investor relations function. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also served as Managing Director at Maverick Capital, a hedge fund responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors, from July 2005 to January 2012. Ms. Ridloff received her B.A. in History and Sociology of Science from the University of Pennsylvania, and is a Chartered Financial Analyst.

We believe Ms. Ridloff is qualified to serve on our Board due to her financial and accounting expertise and her experience in the finance and life sciences industries.
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Executive Officers
Set forth below is biographical information for each of our executive officers other than Dr. Bischofberger, whose biographical information is set forth above.
Sandra Gardiner
Sandra Gardiner, 58, was appointed our interim Chief Financial Officer in September 2023. Ms. Gardiner is a partner at FLG Partners, a leading CFO services firm in the Silicon Valley and a business and finance executive with over 30 years of experience as an EVP and CFO at private and public companies in the life sciences sector. She has served as the Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer of Pulse Biosciences, Inc., a bioelectric medicine company, since November 2019. From December 2017 to November 2019, Ms. Gardiner was Chief Financial Officer at Cutera, Inc. Prior to that, she held CFO roles in both domestic and global companies, operating as a director to international subsidiaries throughout Europe, Asia Pacific and Latin America. Ms. Gardiner’s tenure includes leadership positions at development-stage, pre-commercial to enterprise, commercial biotech and medtech companies. She’s been involved in executing numerous financial transactions, including IPOs, secondary offerings, private placements, reverse mergers, rights offerings, ATMs and debt facilities raising over $1 billion in capital and completed two M&A transactions.

Allison Frisbee
Allison Frisbee, 41, joined Kronos Bio in September 2020, and serves as our Senior Vice President, Corporate Operations and Legal, where she has primary responsibility for the Company’s operations and administration. Before her tenure at Kronos Bio, Ms. Frisbee served in the Legal and Compliance department at Jazz Pharmaceuticals as Senior Corporate Counsel from October 2016 to September 2020, helping to lay the groundwork for the legal and compliance framework that ensured the successful introduction and reimbursement in the launch of products including Xywav and Zepzelca. Her industry experience began at Bristol-Myers Squibb, where she provided legal support that bolstered the company’s oncology, cardiovascular, and virology portfolios. Ms. Frisbee’s extensive legal background, which includes representing life sciences companies during her time at Orrick, Herrington and Sutcliffe and Hughes, Hubbard and Reed, gives Ms. Frisbee a unique perspective on organizational strategy and risk management. She holds a J.D. from Columbia University School of Law and a B.A. from the University of Rochester.

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Charles Lin, Ph.D.
Charles Lin, Ph.D., 39, joined Kronos Bio in December 2019, and serves as our Senior Vice President, Research and Development, where he has primary responsibility for the company’s discovery and scientific functions, including the company’s proprietary product engine and translational science. From October 2015 to December 2019, Dr. Lin was an Assistant Professor in the Department of Molecular and Human Genetics at the Baylor College of Medicine. There he earned distinction as a Pew-Stewart Scholar for Cancer Research and co-directed the Therapeutic Innovation Center, leading groundbreaking research that has reshaped the understanding of gene control mechanisms in cancer. Dr. Lin’s pioneering work on the MYC transcription factor, the most commonly amplified human oncogene and his insights into super enhancers, control regions of the genome that activate oncogenes, have advanced the development of a number of novel small-molecule inhibitors of transcription. Dr. Lin received his Ph.D. in Computational and Systems Biology from the Massachusetts Institute of Technology, where he trained with Dr. Richard Young and Dr. Christopher Burge. He completed post-doctoral work with Dr. James Bradner at the Dana-Farber Cancer Institute in the chemical biology program.

Elizabeth Olek, D.O., M.P.H.,
Elizabeth Olek, D.O., M.P.H., 59, joined Kronos Bio in February 2022, and serves as our Senior Vice President, Clinical Development, with primary responsibility for the strategic development and execution of the clinical trials that propel the company’s mission to bring life-changing therapies to patients. Before joining Kronos Bio, from January 2019 to February 2022 Dr. Olek served as Executive Director, Clinical Research at Loxo Oncology at Lilly, where she led the clinical development of a hematology drug candidate and made significant contributions to the development and subsequent approval of selpercatinib, a targeted therapy for thyroid and lung cancer. Prior to this, at Puma Biotechnology, Dr. Olek led a pivotal clinical program in breast cancer, honing her leadership in oncology drug development. Dr. Olek’s strategic consulting for early-stage biotech firms such as Lumena Pharmaceuticals, aTyr Pharma, and Receptos showcased her ability to guide key clinical programs from conception to fruition. Her earlier roles as Chief Medical Officer as Achillion Pharmaceuticals and in various leadership positions at Novartis provided her with a deep understanding of the biotechnology landscape and the complexities of bringing innovative therapies to market. Dr. Olek began her career in industry at Genetics Institute and Intermune. Dr. Olek received a Bachelor of Pharmacy degree from the University of the Sciences in Philadelphia, a Doctor of Osteopathy from the Philadelphia College of Osteopathic Medicine, and a Master of Public Health from the Boston University School of Public Health. Additionally, her training in infectious diseases at Boston Medical Center and Finland Laboratory, coupled with years in HIV/ID practice, give her a patient-centric perspective.

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Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with the Company’s counsel to ensure that the Boards’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors other than Dr. Bischofberger, Mr. Kazam and Mr. Tanen are independent directors, as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.
Board Leadership Structure
Our Board is currently chaired by Dr. Belldegrun, who has authority, among other things, to call and preside over Board meetings, set meeting agendas and determine materials to be distributed to the Board. Accordingly, the chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board. The chairs of each committee are expected to report periodically to our Board on the activities of their committees in fulfilling the responsibilities as detailed in the respective charters or advise of any shortcomings that may be identified.
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Board Qualifications
Expertise and Experience: Our Board is responsible for overseeing our business consistent with its fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. We believe the Board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following chart:

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Diversity: We strive to achieve diversity in the broadest sense, including people diverse in gender, ethnicity, age, and experiences as well as from diverse geographies. The overall diversity of the Board is an important consideration in the director selection and nomination process. The Nominating and Corporate Governance Committee assesses diversity (including self-identified diversity characteristics) in connection with the annual nomination process as well as in new director searches. Our nine directors range in age from 44 to 74 and our Board includes four women and four individuals from underrepresented communities.
The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.
Board Diversity Matrix (As of April 26, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Our Board Diversity Matrix as of April 25, 2023 can be found in our definitive proxy statement for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 27, 2023.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the Audit Committee. The Audit Committee receives reports from management periodically regarding our assessment of risks, including cybersecurity risks. In addition, the Audit Committee reports regularly to our Board, which also considers our risk profile. The Audit Committee and our Board focus on the most significant risks we face and our general risk management strategies. While our Board oversees risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management
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strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by the Audit Committee and our Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board’s leadership structure, which also emphasizes the independence of our Board in its oversight of its business and affairs, supports this approach.
Meetings of the Board of Directors
Our Board of Directors met six times during the last fiscal year. Each Board member attended at least 75% of the meetings of the Board and of the committees on which he or she served.
Information Regarding Committees of the Board of Directors
The Board maintained an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee in 2023. The following table provides meeting information for 2023 for each of the following Board committees:
	Audit	Compensation	Nominating and Corporate Governance
		X*	X
X
X
X*
	X	X

	X		X*
Total meetings in 2023	4	2	2
Below is a description of each Board committee.
The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our Audit Committee currently consists of Elena Ridloff, CFA, Katherine Vega Stultz, and Taiyin Yang, Ph.D. Our Board has determined that each of the members of our Audit Committee satisfies the Nasdaq Stock Market and SEC independence requirements. Ms. Ridloff serves as the chair of our Audit Committee. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com.
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The functions of this committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the processes by which risk assessment and risk management are implemented;
•	overseeing our cybersecurity risk management processes;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.
Our Board has determined that Ms. Ridloff qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board has considered Ms. Ridloff’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
We believe that the composition and functioning of our Audit Committee comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
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Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Ms. Ridloff (Chair)
Ms. Vega Stultz
Dr. Yang
* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee currently consists of Arie Belldegrun, M.D., FACS, Roshawn Blunt and Katherine Vega Stultz. Dr. Belldegrun serves as the chair of our Compensation Committee. Our Board has determined that each of the members of our Compensation Committee satisfies the Nasdaq Stock Market independence requirements. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com. The functions of this committee include, among other things:
•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

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•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement (if applicable); and
•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.
We believe that the composition and functioning of our Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Taiyin Yang, Ph.D, Arie Belldegrun, M.D. FACS and Roger Dansey, M.D. Our Board has determined that each of the members of this committee satisfies the Nasdaq Stock Market independence requirements. Dr. Yang serves as the chair of our Nominating and Corporate Governance Committee. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com. The functions of this committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;
•	determining the minimum qualifications for service on our Board;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board;
•	evaluating nominations by stockholders of candidates for election to our Board;
•	considering and assessing the independence of members of our Board;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

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•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.
We believe that the composition and functioning of our Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs, and the needs of the Board, to maintain a balance of knowledge, experience, capability, race, gender, geographical representation, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board, to maintain a balance of knowledge, experience and capability, especially in light of the existing composition of the Board and in light of the stage of the Company. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. To the extent any search firm is retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board, the search firm will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1300 So. El Camino Real, Suite 400, San Mateo, California 94402, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and
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(7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Corporate Strategy Committee
Our Corporate Strategy Committee, formed in March 2024, currently consists of Katherine Vega Stultz and David Tanen. Ms. Vega Stultz serves as the chair of our Corporate Strategy Committee. The purpose of the Corporate Strategy Committee is to assist the Board in fulfilling its responsibilities to (1) oversee the development, with our Chief Executive Officer and our other management, of our strategic objectives; (2) oversee our corporate/business development strategic planning; and (3) review and evaluate our specific strategic initiatives, including the terms, risks and opportunities relating to such initiatives. The Board has adopted a written Corporate Strategy Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Kronos Bio, Inc., Attn: Secretary, 1300 So. El Camino Real, Suite 400, San Mateo, California 94402. These communications will be reviewed by the Secretary, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Code of Ethics
The Company has adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.kronosbio.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing our Code of Business Conduct and Ethics and any waivers applicable to any director, executive officer or employee. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
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Proposal 2
Advisory Vote on Executive
Compensation
At our 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are performance driven and foster a performance-oriented culture, are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.
VOTE
The Board of Directors Recommends a Vote “For” Proposal 2
Kronos Bio	26	2024 Proxy Statement

Proposal 3
Ratification of Selection
of Independent Registered
Public Accounting Firm
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of accounting firm.
VOTE
The Board of Directors Recommends a Vote “For” Proposal 3
Kronos Bio	27	2024 Proxy Statement

Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and December 31, 2023 by Ernst & Young LLP, the Company’s principal accountant.
	Fiscal Year Ended
	2023	2022
	(in thousands)
Fee Category
Audit fees(1)	$1,270	$1,089
Audit-related fees	—	—
Tax fees(2)	—	6
All other fees	—	—
Total fees	$1,270	$1,095
(1)
Audit Fees consist of fees for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, additional billings included in the year in which services are performed and services that are normally provided by independent registered public accounting firms in connection with regulatory filings.

(2)	Tax fees include fees for tax advice.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.
Kronos Bio	28	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2024 by: (i) each director; (ii) each of the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The table is based upon information supplied by officers, directors and principal stockholders, and found in Schedules 13D and 13G filed with the SEC and other sources believed to be reliable by the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,093,021 shares outstanding on March 31, 2024, adjusted as required by rules promulgated by the SEC. The number of shares of common stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following March 31, 2024. Unless otherwise indicated, the address for each person or entity listed in the table is c/o Kronos Bio, Inc., 1300 So. El Camino Real, Suite 400, San Mateo, California 94402.
Greater than 5% Stockholders	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Bischofberger Revocable Trust(1)	4,370,494	7.3%
Entities affiliated with Omega Fund V, L.P.(2)	3,818,283	6.4%
Named Executive Officers and Directors:
Norbert W. Bischofberger, Ph.D.(3)	8,937,477	14.7%
Arie S. Belldegrun, M.D., FACS(4)	3,499,489	5.8%
David M. Tanen(5)	1,069,489	1.8%
Elena Ridloff, CFA(6)	104,830	*
Joshua Kazam(7)	421,103	*
Katherine Vega Stultz(8)	22,667	*
Roger Dansey, M.D.(9)	22,667	*
Roshawn Blunt(10)	61,467	*
Taiyin Yang, Ph.D.(11	74,683	*
Jorge DiMartino, M.D., Ph.D.(12)	1,223,498	2.0%
Barbara Kosacz(13)	1,336,734	2.2%
All current executive officers and directors as a group (12 persons)(14)	14,992,693	24.4%
*	Represents beneficial ownership of less than 1%.
(1)
Consists of 4,370,494 shares of common stock held by the Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994 (“Bischofberger Revocable Trust”). Dr. Bischofberger is a co-trustee of the Bischofberger Revocable Trust. The address of the Bischofberger Revocable Trust is Pillsbury Winthrop, Four Embarcadero Center, 22nd Floor, San Francisco, CA 94111, Attn: Timothy Burgh.

(2)
Consists of 3,818,283 shares of common stock held by Omega Fund V, L.P. (“Omega Fund”). Omega Fund V GP Manager, Ltd. (“Omega Ltd”) serves as the general partner of Omega Fund V GP, L.P. (“Omega GP”), which serves as the general partner of Omega Fund; and each of Omega Ltd and Omega GP may be deemed to beneficially own the shares held by Omega Fund. The address of Omega Manager is 888 Boylston St, Boston, MA 02199.

(3)
Consists of (i) the 4,370,494 shares of common stock described in note (1) above, (ii) 2,811,004 shares of common stock held by Dr. Bischofberger, (iii) 700,979 shares of common stock that Dr. Bischofberger has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options and (iv) 263,750 shares of common stock held by each of (a) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the Irene Alisha Bischofberger Dynasty GST Exempt Trust dated April 29, 2020, (b) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of The Irene Alisha Bischofberger Dynasty GST Non-Exempt Trust dated April 29, 2020, (c) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of The David Michael Anthony Dynasty GST Exempt Trust dated April 29, 2020, and (d) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of the Dave Michael Anthony

Kronos Bio	29	2024 Proxy Statement

Dynasty GST Non-Exempt Trust dated April 29, 2020 (collectively, the Bischofberger Dynasty Trusts). Dr. Bischofberger is co-trustee of the Bischofberger Dynasty Trusts and may therefore be deemed to be the beneficial owner of the common shares held by the Bischofberger Dynasty Trusts. The address of the Bischofberger Dynasty Trusts is Pillsbury Winthrop, Four Embarcadero Center, 22nd Floor, San Francisco, CA 94111, Attn: Timothy Burgh.
(4)
Consists of (i) 2,765,314 shares of common stock held by Vida Ventures, LLC, of which VV Manager LLC is the manager, of which Dr. Belldegrun is a Senior Managing Director, and (ii) 679,575 shares of common stock held by Bellco, of which Dr. Belldegrun is a trustee, and (iii) 54,600 shares of common stock that Dr. Belldegrun has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options. The address of Vida Ventures LLC is 40 Broad Street, Suite 201, Boston, MA 02109. The address of Bellco is 2049 Century Park E., Suite 1940, Los Angeles, CA 90067.

(5)
Consists of (i) 363,428 shares of common stock held by David M. Tanen; (ii) 471,230 shares of common stock held by the David Tanen Revocable Grantor Trust, (iii) 79,125 shares of common stock held by Mr. Tanen's minor children; and (iv) 155,706 shares of common stock that Mr. Tanen has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.

(6)
Consists of (i) 2,630 shares of common stock held by Elena Ridloff and (ii) 102,200 shares of common stock that Ms. Ridloff has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.

(7)
Consists of (i) 25,666 shares of common stock held by Joshua A. Kazam, (ii) 54,600 shares of common stock that Mr. Kazam has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options, (iii) 68,815 shares of common stock held jointly by Mr. Kazam and his wife, (iv) 136,011 shares of common stock held by Mr. Kazam as Trustee of the Julia Chang 2018 IPR Trust, and (v) 136,011 shares of common stock held by Mr. Kazam as Trustee of the Robert Chang 2018 IPR Trust.

(8)	Consists of 22,667 shares of common stock that Katherine Vega Stultz has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.
(9)	Consists of 22,667 shares of common stock that Roger Dansey has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.
(10)	Consists of 61,467 shares of common stock that Roshawn Blunt has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.
(11)
Consists of (i) 11,333 shares of common stock held by Taiyin Yang and (ii) 63,350 shares of common stock that Taiyin Yang has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.

(12)
Consists of (i) 347,279 shares of common stock held by Jorge DiMartino and (ii) 876,219 shares of common stock that Jorge DiMartino has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options. Dr. DiMartino’s employment with us terminated on February 16, 2024.

(13)
Consists of (i) 943,631 shares of common stock held by Barbara Kosacz and (ii) 393,103 shares of common stock that Barbara Kosacz has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options. Ms. Kosacz’s employment with us terminated on February 16, 2024.

(14)
Consists of the shares described in notes 3 through 11 above. It also includes shares beneficially owned by three executives not listed in the table, consisting of an aggregate of (i) 778,821 shares of common stock and (ii) 522,351 shares of common stock that such executives have the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options. One of our executive officers, Sandra Gardiner, does not beneficially own any shares of our common stock.

Kronos Bio	30	2024 Proxy Statement

Executive Compensation
Overview
Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. See the section captioned “Compensation Committee.”
Our named executive officers for the year ended December 31, 2023, consisting of our current principal executive officer and our two other most highly compensated executive officers serving as of the end of the year ended December 31, 2023, are:
•	Norbert Bischofberger, Ph.D., President and Chief Executive Officer;
•	Jorge DiMartino, M.D., Ph.D., former Chief Medical Officer and Executive Vice President, Clinical Development; and
•	Barbara Kosacz, former Chief Operating Officer and General Counsel.
Dr. DiMartino's and Ms. Kosacz’s employment with us terminated on February 16, 2024.
2023 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2023 and, with respect to Drs. Bischofberger and DiMartino, the fiscal year ended December 31, 2022. Ms. Kosacz was not a named executive officer for the fiscal year ended December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Norbert Bischofberger, Ph.D. President and Chief Executive Officer	2023	580,000	—		849,337	319,000(6)	13,200	1,761,537
	2022	580,000	—	—	1,986,960	217,500	12,200	2,796,660
Jorge DiMartino, M.D., Ph.D. Former Chief Medical Officer and Executive Vice President, Clinical Development(7)	2023	475,000	27,300	286,347	305,762	190,000	2,275	1,286,684
	2022	455,000	—	729,630	434,052	136,500	2,185	1,757,367
Barbara Kosacz Former Chief Operating Officer and General Counsel(8)	2023	470,000	45,000	290,324	310,008	188,000	3,133	1,306,466
(1)
These amounts represent bonuses paid out of the CEO’s approved discretionary pool above the corporate goal achievement factor of 75% for 2022 performance-based bonuses, which amounts were paid in 2023.

(2)
The dollar amounts reported in this column reflect the aggregate grant date fair value of restricted stock units granted during each year based on the closing market price of the Company’s common stock on the date of grant.

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards granted during each year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting, exercise, or sale of the shares of common stock underlying such awards.

(4)
The dollar amounts in this column represent the portion of the annual performance-based bonuses attributable to the corporate goals achieved in each year. For more information, see section titled “Annual Bonus Opportunity.”

Kronos Bio	31	2024 Proxy Statement

(5)	All other compensation consists of 401(k) employer matching contributions.
(6)
The dollar amount reflects the amount Dr. Bischofberger earned in respect of his annual performance-based bonus attributable to the corporate goals achieved in 2023. In lieu of cash, Dr. Bischofberger elected to receive his performance bonus in the form of an immediately vested stock award with a fair value of $291,966 on the grant date of February 15, 2024. He forfeited the remaining value of $27,034.

(7)	On January 24, 2024, the Company and Dr. DiMartino mutually agreed to the termination of Dr. DiMartino’s employment with the Company, effective February 16, 2024.
(8)	On January 24, 2024, the Company and Ms. Kosacz mutually agreed to the termination of Ms. Kosacz’s employment with the Company, effective February 16, 2024.
Agreements with our Named Executive Officers
We entered into letter agreements with each of our named executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our named executive officers executed a form of our standard proprietary information and invention assignment agreement. The key terms of the letter agreements are described below.
Norbert Bischofberger, Ph.D. We entered into a letter agreement with Dr. Bischofberger, our President and Chief Executive Officer, in May 2018, as amended, that governs the general terms of his employment with us. Pursuant to the agreement, Dr. Bischofberger receives an annual base salary, is eligible to receive an annual target performance bonus of up to 55% of his annual base salary as determined by our Board, and is entitled to receive severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.” Effective as of February 2023, Dr. Bischofberger’s base salary remained at $580,000.
Jorge DiMartino, M.D., Ph.D. We entered into a letter agreement with Dr. DiMartino, our former Chief Medical Officer and Executive Vice President, Clinical Development, in September 2019 that governed the general terms of his employment with us. Pursuant to the agreement, Dr. DiMartino received an annual base salary, was eligible to receive an annual target performance bonus of up to 40% of his annual base salary as determined by our Board, and was eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.” Effective as of February 2023, Dr. DiMartino’s base salary was increased from $455,000 to $475,000. In January 2024, we entered into a separation agreement and release with Dr. DiMartino as described under “—Potential Payments and Benefits upon Termination or Change in Control.”
Barbara Kosacz We entered into a letter agreement with Ms. Kosacz, our former General Counsel and Chief Operating Officer, in July 2020 that governed the general terms of her employment with us. Pursuant to the agreement, Ms. Kosacz received an annual base salary, was eligible to receive an annual target performance bonus of up to 40% of her annual base salary as determined by our Board, and was eligible for severance benefits upon an involuntary termination of her employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.” Effective as of February 2023, Ms. Kosacz’s base salary was increased from $450,000 to $470,000. In January 2024, we entered into a separation agreement and release with Ms. Kosacz as described under “—Potential Payments and Benefits upon Termination or Change in Control.”
Executive Compensation Philosophy and Objectives
We operate in a highly competitive and rapidly evolving market, and our ability to compete is directly correlated to our ability to recruit and retain talented executives and employees. Our executive compensation program is intended to incentivize their achievement and align their interests with our stockholders. Our five principal objectives are to:
•	Attract, retain and inspire the most talented executives in our industry;
•	Link rewards to the achievement of critical strategic priorities;
•	Create incentives for our executive officers to further our ability to create long-term stockholder value;
Kronos Bio	32	2024 Proxy Statement

•	Provide appropriate level of risk and reward relative to an executive’s position with us; and
•	Differentiate compensation based on individual performance, rewarding our strongest executive performance.
The compensation of our named executive officers generally consists of a base salary, annual cash bonus, and equity incentive awards, as well as the employee benefits that are generally made available to our salaried employees.
Process for Setting Executive Compensation
We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. To achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our research, clinical, regulatory, financial and operational performance, and in view of economic and financial conditions affecting the performance period.
Role of Compensation Committee and Board of Directors
Our Compensation Committee is responsible for determining the compensation of our executive officers, other than our Chief Executive Officer (“CEO”), and for making recommendations to the Board with respect to our CEO’s compensation. In making compensation decisions, our Compensation Committee reviews our management regarding base salaries, annual bonus, and equity incentive awards for our executive officers (other than the CEO) as well as recommendations and information provided by our independent compensation consultant. Our Compensation Committee is ultimately responsible for determining (or recommending, in the case of our CEO) the compensation of our executive officers. Our CEO is not present for any discussions of the Compensation Committee or Board regarding his performance or compensation.
The Compensation Committee’s authority, duties and responsibilities are further described in its charter. See “Information Regarding Committees of the Board of Directors – Compensation Committee” above.
The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, Senior Vice President, Corporate Operations and Legal, and Pearl Meyer and Partners, LLC (“Pearl Meyer”), the Compensation Committee’s independent compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive
Kronos Bio	33	2024 Proxy Statement

advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that did not raise a conflict of interest, the Compensation Committee continued its engagement of Pearl Meyer as a compensation consultant. The Compensation Committee requested that Pearl Meyer review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.
As part of its engagement, Pearl Meyer was requested by the Compensation Committee to review and propose changes to comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Pearl Meyer also meets with certain members of management and human resources to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Pearl Meyer ultimately developed recommendations primarily pertaining to our peer group and executive and non-employee director compensation determinations that were presented to the Compensation Committee for its consideration and to the Board for its information. Following an active dialogue with Pearl Meyer, the Compensation Committee recommended that the Board approve certain recommendations of Pearl Meyer.
Role of Management
In making compensation decisions, our Compensation Committee considers the recommendations of our CEO, with input from our Senior Vice President, Corporate Operations and Legal. Our CEO makes recommendations to our Compensation Committee with respect to executive officers, but does not participate in deliberations or determination of his own compensation. Our Compensation Committee reviews and makes a recommendation to the full Board related to the approval of corporate objectives and goals pursuant to the powers delegated under its charter. The CEO annually leads the development of our corporate objectives and goals, which are typically reviewed and approved by the Compensation Committee and then our Board. Our CEO provided the Company’s business and operations perspective to help our Compensation Committee review our 2023 goal progress. Other than as described above, no other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation.
Kronos Bio	34	2024 Proxy Statement

Role of Compensation Consultant
Our Compensation Committee engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer has assisted our Compensation Committee by providing analysis and recommendations regarding trends in executive compensation, peer group selection, compensation practices, and equity plan utilization. Upon request, Pearl Meyer consultants attend meetings of our Compensation Committee, including executive sessions. Pearl Meyer reports to the Compensation Committee and not to Company management, although Pearl Meyer meets with management regularly to gather information for its analyses and recommendations.
With the assistance of Pearl Meyer, the Compensation Committee has selected our compensation peer group, consisting of comparable life sciences companies, taking into consideration such factors as valuation, stage and size, as well as areas of therapeutic focus. In 2022, the Compensation Committee chose the following peer group of companies to inform executive compensation decisions for 2023:
Allogene Therapeutics, Inc. (ALLO)
ALX Oncology Holdings Inc. (ALXO)
Ambrx Biopharma Inc. (AMAM)
AnaptysBio, Inc. (ANAB)
C4 Therapeutics, Inc. (CCCC)
Gossamer Bio, Inc. (GOSS)
Gritstone bio, Inc. (GRTS)
IGM Biosciences, Inc. (IGMS)
iTeos Therapeutics, Inc. (ITOS)
Jounce Therapeutics, Inc. (JNCE)
Kura Oncology, Inc. (KURA)
Mersana Therapeutics, Inc. (MRSN)
Nkarta, Inc. (NKTX)
Nurix Therapeutics, Inc. (NRIX)
Prelude Therapeutics, Incorporated (PRLD)
Rain Oncology, Inc. (RAIN)
RAPT Therapeutics, Inc. (RAPT)
Replimmune Group, Inc.(REPL)
Rubius Therapeutics, Inc. (RUBY)
Scholar Rock Holding Corporation (SRRK)
Surface Oncology, Inc. (SURF)
Syndax Pharmaceuticals, Inc. (SNDX)
TCR2 Therapeutics, Inc. (TCRR)
Verastem, Inc. (VSTM)
Policy Against Hedging and Speculative Trading and Pledging our Common Stock.
Our insider trading policy prohibits our officers, employees and directors from engaging in “hedging” or other inherently speculative transactions with respect to our common stock or borrowing against our common stock.
Kronos Bio	35	2024 Proxy Statement

Elements of 2023 Compensation
Annual Base Salary
The base salaries of our executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of each executive officer, and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.
The base salaries of our executive officers are reviewed at least annually by our Compensation Committee and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our Compensation Committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to grow with us as an organization, set realistic goals to be achieved in their respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Compensation Committee does not apply specific formulas to determine increases, but instead evaluates each executive officer’s contributions to our long-term success. Annual adjustments to base salaries are effective as of January 1 of each year, with mid-year adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities.
The 2023 base salaries for our named executive officers were as follows:
Name	2023 Base Salary ($)
Norbert Bischofberger, Ph.D.	580,000
Jorge DiMartino, M.D., Ph.D.	475,000
Barbara Kosacz	470,000
Annual Bonus Opportunity
Our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and reward them for individual performance towards these goals. The annual performance-based bonus each current named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that the Board establishes early each year. At the end of the year, the Board and Compensation Committee review our performance and evaluate the extent to which we achieved each of these corporate goals. Generally, the Board and Compensation Committee, as applicable, will assess each named executive officer’s individual contributions toward reaching our annual corporate goals.
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The target bonus opportunities afforded to each named executive officer are provided as a percentage of base salary. For 2023, the target bonus opportunities were as follows:
Name	2023 Base Salary	2023 Target Bonus Opportunity (% Salary)	2023 Target Bonus Opportunity ($)
Norbert Bischofberger, Ph.D.	$580,000	55%	$319,000
Jorge DiMartino, M.D., Ph.D.	$475,000	40%	$190,000
Barbara Kosacz	$470,000	40%	$188,000
The corporate goals used in our 2023 annual cash bonus plan were proposed by management and reviewed and approved by our Compensation Committee and our Board. The Board considered and assigned a relative weight to each corporate goal to appropriately focus efforts on achievements that were intended to enhance long-term stockholder value.
Our corporate goals for 2023, and the relative weighting of each corporate goal, were as follows:
For our KB-0742 program:
•	Enrolling a minimum of twenty-five patients across the two expansion cohorts and 80mg dose escalation cohort (weighted at 20%)
•
Having at least fifteen cohort-B defined evaluable patients (either dosed for a minimum of two cycles or discontinued earlier because of pharmacodynamics) to enable a response assessment (weighted at 20%)

•	Determining the safety and tolerability of the 80mg dose (weighted at 15%)
For our lanraplenib program:
•	Enrolling three cohorts in the dose escalation stage of the lanraplenib/gilteritinib phase 1b/2 trial or declare a recommended phase 2 dose (weighted at 20%)
•	Stretch goal: Enrolling the first patient in a fourth cohort or expansion (weighted at an additional 5%)
For our discovery programs:
•	Nominating a new development candidate originated from internal efforts (weighted at 10%)
•	Advancing one hit-to-lead project derived from internal efforts to the lead optimization stage (weighted at 5%)
•	Stretch goal: Proposing a compound for nomination as a discovery hit under the company’s Genentech collaboration (weighted at an additional 5%)
In our business development efforts:
•	Closing either (i) a platform/discovery collaboration, (ii) a regional partnering transaction for KB-0742 or (iii) another strategic transaction (weighted at 5%)
•	Stretch goal: Extending expected cash runway through cash inflows into 2026 (weighted at an additional 5%)
In our General and Administrative (“G&A”) efforts:
•	Increasing overall employee engagement score by at least ten percentage points with an at least 85% participation rate (weighted at 5%)
Kronos Bio	37	2024 Proxy Statement

In December 2023 and January 2024, our Compensation Committee and our Board reviewed our progress against these 2023 corporate goals and determined that, on an overall basis, we had attained 100% of our corporate goals. Our Compensation Committee and our Board determined that we had achieved all of our goals with respect to our KB-0742 and lanraplenib programs, including the lanraplenib stretch goal, totaling 80%. With respect to the discovery goals, the Compensation Committee and the Board determined we achieved both goals, though not the stretch goal, totaling an additional 15%. The Compensation Committee and the Board determined neither business development goal was met. With respect to the G&A goal, the Compensation Committee and the Board determined the goal was met and awarded an additional 5%.
In recognition of their efforts toward our achievement of such corporate goals and milestones, our Compensation Committee approved awarding Dr. DiMartino and Ms. Kosacz 100% of their respective target annual cash bonus opportunity for 2023. Though Dr. Bischofberger also achieved 100% of his bonus opportunity, he elected to receive his bonus in restricted stock units (“RSUs”), which were granted by the Board on February 15, 2024.
The 2023 annual bonus payments are summarized in the tables below.
Name	2023 Target Bonus ($)	2023 Company Achievement Factor	2023 Annual Cash Bonus ($)
Norbert Bischofberger, Ph.D.	319,000	100%	(1)
Jorge DiMartino, M.D., Ph.D.	190,000	100%	190,000
Barbara Kosacz	188,000	100%	188,000
(1)	In January 2024, our Board approved payment of Dr. Bischofberger’s bonus for 2023 in 270,339 restricted stock units that were subsequently granted in February 2024.
Long-Term Incentive Compensation
We provide long-term incentive compensation to our executive officers through the grant of equity awards. We believe that equity awards incentivize our executive officers to execute our long-term strategic plan with the goal of creating value for our stockholders. We also believe equity awards foster an ownership culture, which is critical for aligning financial interests with that of our stockholders. In addition, the vesting requirements of our equity awards contributes to executive retention by providing an added incentive to our executive officers to remain employed by us during the vesting period.
Generally, equity awards are granted when an executive officer commences employment with us. Thereafter, equity awards may be granted at varying times and in varying amounts at the discretion of our Compensation Committee or, if awards are being granted to the CEO, at the discretion of the Board. Grants are generally made once a year, unless such executive officer is promoted or to recognize outstanding performance. None of our executive officers is currently a party to an employment agreement that provides for an automatic grant of stock options or other equity awards.
Before approving equity awards, the Compensation Committee receives preliminary recommendations for equity awards from our CEO for executive officers (other than himself) for annual awards and awards made in connection with an executive’s hire or promotion. The Compensation Committee then reviews our compensation consultant’s market-based recommendations based on our peer group and survey data, and approves equity awards for our executive officers, with the exception of our CEO whose grant is reviewed and approved by the Board once it receives the recommendation of the Compensation Committee.
Kronos Bio	38	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents information concerning equity awards held by our named executive officers as of December 31, 2023. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $1.25, which was the closing market price of our common stock on December 29, 2023, the last trading day of fiscal year 2023.
	Option Awards(1)					Stock awards
Executive Name	Grant date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Norbert Bischofberger, Ph.D.	3/17/2020	—	—	2.53	3/17/2030	14,150(3)	17,688
	12/10/2020	222,889	74,297(4)	30.78	12/10/2030
	2/16/2022	183,333	216,667(5)	7.30	2/16/2032	—	—
	2/15/2023	118,930	451,938(6)	2.09	2/15/2033
Jorge DiMartino, M.D., Ph.D.	12/2/2019	379,800	—(7)	2.53	12/2/2029	—	—
	12/9/2020	150,679	50,227(8)	30.94	12/9/2030
	2/15/2022	41,250	48,750(9)	7.08	2/15/2032	40,200(10)	50,250
	2/15/2023	42,815	162,698(6)	2.09	2/15/2033	137,008(11)	171,260
Barbara Kosacz	7/15/2020	—	—	4.14	7/15/2030	41,876(12)	77,350
	7/15/2020	—	—	—	7/15/2030	20,004(13)
	12/9/2020	78,552	26,184(8)	30.94	12/9/2030	—	—
	2/15/2022	36,666	43,334(9)	7.08	2/15/2032	35,734(10)	44,668
	2/15/2023	43,409	164,958(6)	2.09	2/15/2033	138,911(11)	173,639
(1)
Option awards with grant dates prior to October 9, 2020 were granted under the 2017 Equity Incentive Plan. Stock and option awards with grant dates on or after October 9, 2020 were granted under the 2020 Equity Incentive Plan (the “2020 Plan”).

(2)	These options awards were granted with a per share exercise price equal to the closing fair market value of our common stock on the grant date.
(3)
Represents shares issued pursuant to the early-exercise exercise of stock options, which shares are restricted shares subject to our right of repurchase if vesting conditions are not met. These shares vest over four years with 1/4 vesting on March 17, 2021 and the remainder vesting in 36 equal monthly installments, subject to continued service through each vesting date.

(4)	These shares vest monthly over four years commencing on December 10, 2020, subject to continued service through each such vesting date.
(5)	These shares vest monthly over four years commencing February 16, 2022, subject to continued service through each such vesting date.
(6)	These shares vest monthly over four years commencing February 15, 2023, subject to continued service through each such vesting date.
(7)	These shares vest over four years with 1/4 vesting on December 2, 2020 and the remainder vesting in 36 equal monthly installments, subject to continued service through each vesting date.
(8)	These restricted stock units vest annually over three years commencing on December 9, 2020, subject to continued service through each such vesting date.
(9)	These shares vest monthly over four years commencing on February 15, 2022, subject to continued service through each such vesting date.
(10)	These restricted stock units vest annually over three years commencing on February 15, 2022, subject to continued service through each such vesting date.
(11)	These restricted stock units vest annually over three years commencing on February 15, 2023, subject to continued service through each such vesting date.
(12)
Represents 41,876 shares issued pursuant to the early-exercise of stock options with an exercise price of $4.14, which are restricted shares subject to our right of repurchase if vesting conditions are not met, and 20,004 restricted stock awards. The early exercised shares vest over four years with 1/4 vesting on July 15, 2021 and the remainder vesting in 36 equal monthly installments, subject to continued service through each vesting date. The restricted stock awards vest over 3 years commencing on July 15, 2020, subject to continued service through each vesting date.

(13)
Represents 20,004 restricted stock awards. These shares vest over four years with 50% vesting on date of grant July 15, 2020, 12.5% vesting on July 15, 2021 and the remainer vesting in 36 equal monthly installments, subject to continued service through each vesting date.

Kronos Bio	39	2024 Proxy Statement

Potential Payments Upon Termination or Change in Control
Our executive officers, including our named executive officers, are or were entitled to certain severance and change of control payments and benefits pursuant to our Severance and Change in Control Plan (the “Change in Control Plan”). The Change in Control Plan provides for, in the event of an involuntary termination of employment without “cause” or a resignation with “good reason,” and subject to our receipt of an effective waiver and release of claims from the executive, a combination of (1) cash severance for the severance period and (2) the payment or reimbursement of premiums or continued coverage under group health plans for the severance period. The severance period is 24 months in the case of our Chief Executive Officer, and 12 months in the case of our other named executive officers.
In the event that the involuntary termination of employment occurs within the period commencing as of the closing of the change of control of the Company and ending 12 months after a change in control of the Company, then the participants in the Change in Control Plan are entitled to the same benefits described above, other than our former Chief Financial Officer, former Chief Medical Officer and Executive Vice President of Research and Development, former General Counsel and Chief Operating Officer, and former Chief Scientific Officer, whose severance periods were 18 months. In addition, our Chief Executive Officer would be entitled to 200% of his annual target bonus and our other named executive officers would be entitled to 150% of his or her annual target bonus, and each of our named executive officers would be entitled to accelerated vesting of outstanding equity compensation awards.
Under the Change in Control Plan, the term “cause” generally means (i) the employee’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) the employee’s attempted commission of or participation in a fraud or act of dishonesty against us that results in (or might have reasonably resulted in) material harm to our business; (iii) the employee’s intentional, material violation of any contract or agreement between us and the employee or any statutory duty that the employee owes to us; or (iv) the employee’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to our business. The term “change in control” generally means (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, or (4) a complete dissolution or liquidation of the company.
The term “good reason” generally means (i) a material reduction of such employee’s annual base salary, which is a reduction of at least 10% of such employee’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction in such employee’s authority, duties or responsibilities; (iii) a relocation of such employee’s principal place of employment with the Company (or successor to the Company, if applicable) to a place that increases such employee’s one-way commute by more than 50 miles as compared to such employee’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business).
Kronos Bio	40	2024 Proxy Statement

The table immediately below provides an estimate of the potential payments and benefits pursuant to the Change in Control Plan, which could occur upon termination of employment of our named executive officers as of December 31, 2023. Dr. DiMartino and Ms. Kosacz separated from the Company effective February 16, 2024, and an additional table is provided below showing the actual amounts received upon their termination.
Name	Benefit	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)

Norbert Bischofberger, Ph.D.	Lump Sum Cash Severance Payment	580,000	870,000
	Lump Sum Cash Target Bonus Payment	—	478,500
	Health Insurance Premiums	11,551	17,326
	Vesting Acceleration(1)	946,315	946,311
	Benefit Total	1,537,866	2,312,141
(1)
The value of the accelerated vesting of the outstanding stock options and restricted stock unit awards is based on the closing market price of $1.25 per share of our common stock on December 31, 2023, less, in the case of the stock options, the exercise price of the unvested stock option shares subject to acceleration.

The following table provides the actual severance amounts received by Dr. DiMartino and Ms. Kosacz in connection with their termination, effective February 16, 2024:
Name	Benefit	Actual ($)

Jorge DiMartino, M.D., PhD.	Lump Sum Cash Severance Payment(1)	371,323
	Lump Sum Cash Target Bonus Payment	—
	Health Insurance Premiums(2)	32,701
	Vesting Acceleration(3)	113,668
	Benefit Total	517,692

Barbara Kosacz	Lump Sum Cash Severance Payment(1)	364,482
	Lump Sum Cash Target Bonus Payment	—
	Health Insurance Premiums(2)	26,352
	Vesting Acceleration(3)	130,173
	Benefit Total	521,007
(1)	Severance was fully paid as of March 31, 2024.
(2)	Health insurance premiums are reimbursed for a period of nine months starting March 2024.
(3)
The value of the accelerated vesting of the outstanding stock options, restricted shares, and restricted stock unit awards is based on the closing market price of $1.02 per share of our common stock on February 16, 2024, less, in the case of the stock options, the exercise price of the unvested stock option shares subject to acceleration.

Health and Welfare Benefits
Our named executive officers are or were eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We also maintain a Section 401(k) plan for our employees, including our named executive officers, as discussed in the section below entitled “— Section 401(k) Plan.”
Kronos Bio	41	2024 Proxy Statement

Section 401(k) Plan
We maintain a defined contribution employee retirement plan (the “401(k) Plan”) for our employees. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The 401(k) Plan provides that each participant may contribute up to the lesser of 1-80% of the participant’s compensation, or the statutory limit, which was $22,500 for calendar year 2023. Participants 50 years or older could also make “catch-up” contributions of up to $7,500 in 2023. We currently make matching contributions to each participant’s account equal to 100% of eligible contributions up to the first 4% of eligible compensation. Participant contributions are held by the plan’s trustee and invested pursuant to the participant’s instructions.
Perquisites
We generally do not provide perquisites or personal benefits to our named executive officers. We do, however, from time to time, provide relocation benefits to our named executive officers as determined in the Board’s discretion.
Post-Employment Compensation
Our named executive officers are or were entitled to certain severance and change of control payments and benefits pursuant to our Change in Control Plan, as described in more detail in the section entitled “—Potential Payments Upon Termination or Change of Control.”
Given the industry in which we operate and the range of strategic initiatives that we may explore, we believe these arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining highly talented individuals. In addition, as we believe it may be difficult for our executive officers to find comparable employment following an involuntary termination of employment in connection with or following a change of control of the Company, these payments and benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these payments and benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.
Accounting and Tax Considerations
Under Financial Accounting Standard Board ASC Topic 718, or ASC Topic 718, we are required to estimate and record an expense for each share-based payment award (including stock options) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718. Our Compensation Committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to our executive officers in lieu of or in addition to stock options in light of the accounting impact of ASC Topic 718 and other considerations.
For federal income tax purposes, publicly-traded companies may be prohibited under Section 162(m) of the Code (“Section 162(m)”) from deducting employee remuneration in excess of $1 million paid to their chief executive officer, chief financial officer, any other executive officer whose total compensation is required to be reported to stockholders under the Exchange Act by reason of such individual being among the three highest compensated executive officers for the tax year, and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016. Even if Section 162(m) may limit the compensation deduction, our Board and our Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While our Board and Compensation Committee will consider the impact of the Section 162(m) deduction limitation, they intend to continue to compensate our named executive officers in a manner that is in the best interests of our stockholders and reserve the right to make compensation decisions that may not be deductible under Section 162(m) where they determine the compensation to be appropriate and in the best interests of the Company and our stockholders.
Kronos Bio	42	2024 Proxy Statement

Non-Employee Director Compensation Policy
Our non-employee director compensation policy provides for the following:
•	an annual cash retainer of $40,000;
•	an additional cash retainer of $30,000 for serving as Chair of the Board of Directors;
•
an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member (other than as chair) of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively;

•
an additional annual cash retainer of $20,000, $15,000, $10,000 and $8,000 for service as chair of the Corporate Strategy Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively (if applicable, in lieu of the additional committee member annual cash retainer above);

•
an initial equity grant with a fair market value of $670,000 on the date of grant, subject to a fixed share cap of 68,000 option equivalents, vesting in three equal annual installments, with the director designating the equity vehicles as either 100% options, 100% RSUs, or 50% options and 50% RSUs; and

•
an annual equity grant with a fair market value of $335,000 on the date of grant, subject to a fixed share cap of 34,000 option equivalents, vesting on the earlier of (a) the one-year anniversary of the date of grant and (b) the date of the next annual meeting of stockholders, with the director designating the equity vehicles as either 100% options, 100% RSUs, or 50% options and 50% RSUs.

The annual grants will be made on the date of each annual meeting of stockholders. The stock options and restricted stock unit awards will be granted under our 2020 Plan. Each of the equity awards described above will vest and become exercisable subject to the non-employee director’s continuous service with us through each applicable vesting date, provided that each option and restricted stock unit award will vest in full upon a change in control of the Company, as defined under our 2020 Plan.
Kronos Bio	43	2024 Proxy Statement

2023 Director Compensation Table
The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all non-employee directors of the Company who served during 2023:
Name	Fees Earned ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Arie Belldegrun, M.D., FACS	82,395	—	34,802	—	117,197
Roshawn Blunt	45,000	—	34,802	—	79,802
Roger Dansey, M.D.	29,868	—	67,647	—	97,515
Marianne De Backer, Ph.D.(3)	25,240	—	34,802	—	60,042
Joshua Kazam	40,000	—	34,802	—	74,802
Elena Ridloff, CFA	55,000	16,773	17,401	—	89,174
Otella Stampacchia, Ph.D.(4)	12,000	—	—	—	12,000
Katherine Vega Stultz	36,387	—	69,288	—	105,675
David Tanen	40,000	—	34,804	—	74,804
Taiyin Yang, Ph.D	53,896	—	34,802	—	88,698
(1)
The dollar amounts reported in this column reflect the aggregate grant date fair value of restricted stock units granted based on the closing market price of the Company's common stock on the date of grant. As of December 31, 2023, the aggregate number of shares outstanding under all restricted stock units held by our non-employee directors were: Ms. Ridloff: 11,333.

(2)
The dollar amounts reported in this column represent the aggregate grant date fair value of stock option awards granted during the year. These amounts have been computed in accordance with FASB ASC 718, using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 10 “Stockholders’ Equity and Stock-based Compensation” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, the aggregate number of shares outstanding under all option awards held by our non-employee directors were: Dr. Belldegrun: 88,600, Ms. Blunt: 109,200, Dr. Dansey: 73,868, Mr. Kazam: 88,600, Ms. Ridloff: 119,200, Mr. Tanen: 194,100, Ms. Stultz: 75,079 and Dr. Yang: 97,350.

(3)	Dr. De Backer resigned from our Board of Directors, effective June 23, 2023.
(4)	Dr. Stampacchia resigned from our Board of Directors, effective March 31, 2023.
In addition to serving as our President and Chief Executive Officer, Dr. Bischofberger served on our Board of Directors. He did not receive any additional compensation for his service as a member of our Board. See the section titled “Executive Compensation” for a summary of his compensation.
Kronos Bio	44	2024 Proxy Statement

Item 402(v) Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or our Compensation Committee view the link between the Company’s performance and named executive officer pay. In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain aspects of our financial performance for the fiscal years listed below, intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown.
Year	Summary Compensation Table Total for PEO(1) ($)	CAP to PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average CAP to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4) ($)	Net Income (Loss)(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	1,761,537	1,272,099(6)	1,296,575	974,815(6)	4.18	(112,673,000)
2022	2,796,660	(6,542,115)	1,745,369	(2,910,093)	5.42	(133,204,000)
2021	644,975	(19,895,507)	658,273	(7,786,938)	45.50	(151,078,000)
(1)	Dr. Bischofberger (our Chief Executive Officer) served as our PEO for the entirety of 2021, 2022, and 2023.
(2)
In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC 718.

(3)
Our Non-PEO NEOs for the year ended December 31, 2023 were Jorge DiMartino and Barbara Kosacz; for the year ended December 31, 2022, were Jorge DiMartino and Yasir Al-Wakeel; and for the year ended December 31, 2021, were Christopher Dinsmore, Barbara Kosacz, Jorge DiMartino and Yasir Al-Wakeel.

(4)
The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(5)	The amounts reflected in this column represent the net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.
(6)
For fiscal year 2023, the CAP to our PEO and the average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation S-K:

	Dr. Bischofberger (PEO) ($)	Non-PEO NEOs (Average) ($)
Total Compensation Reported in 2023 Summary Compensation Table	1,761,537	1,296,575
Less, Grant Date Fair Value of Awards Reported in the 2023 Summary Compensation Table	(849,337)	(596,221)
Plus, Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested at the End of 2023	420.980	325,055
Plus, Change in Fair Value from the End of 2022 to the End of 2023 of Awards Granted in Prior Years that are Outstanding and Unvested at the End of 2023	(132,366)	(63,726)
Plus, Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	128,199	46,473
Plus, Change in Fair Value of Awards from the End of 2022 to Vesting Date Granted in Prior Years that Vested in 2023	(56,915)	(33,341)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2023	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2023 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2023)	—	—
CAP for Fiscal Year 2023	1,272,099	974,815
As described in more detail above in “Executive Compensation,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive
Kronos Bio	45	2024 Proxy Statement

compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Item 402(v) Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Item 402(v) Pay Versus Performance table above.
Compensation Actually Paid and Net Loss
The chart below compares CAP to our PEO, the average CAP to our Non-PEO NEOs, and the Company’s net income (loss), over the three years presented in the table.
Because the Company is a pre-commercial stage company, we had no revenue during the periods presented. Consequently, we do not use net income (loss) as a performance measure in our executive compensation program. Therefore, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented.

COMPENSATION ACTUALLY PAID VS.NET INCOME
Actually paid to PEO
Actually Paid - Non PEO
Net Income
Compensation Actually Paid ($ Million)
Net Income ($ Million)
5
0
-5
-10
-15
-20
-25
-
(20.00)
(40.00)
(60.00)
(80.00)
(100.00)
(120.00)
(140.00)
(160.00)
(19.9)
(7.8)
(6.5)
(2.9)
1.3
1.0
(151.08)
(133.20)
(112.67)
2021
2022
2023

Kronos Bio	46	2024 Proxy Statement

Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the CAP to our PEO and the average CAP to our Non-PEO NEOs, on the one hand, and the Company’s cumulative TSR indexed to a $100 investment, on the other hand, over the three years presented in the table.

The information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Kronos Bio	47	2024 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth the aggregate information on our equity compensation plans in effect as of December 31, 2023.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2017 Equity Incentive Plan(2)	2,261,827	4.62	—
2020 Equity Incentive Plan(3)	7,570,395	10.62	5,238,438
2020 Employee Stock Purchase Plan(4)	—	—	1,601,194
Equity compensation plans not approved by security holders	—	—	—
Total	9,832,222	7.47	6,839,632
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(2)
As of December 31, 2023, under our 2017 Equity Incentive Plan (the “Prior Plan”), the number of outstanding awards under column (a) includes 2,261,827 shares which are issuable upon the exercise of outstanding options (including options that are immediately exercisable) at a weighted-average exercise price of $4.62.

(3)
In October 2020, we adopted our 2020 Equity Incentive Plan (the “2020 Plan”) which replaced the Prior Plan. Initially, the aggregate number of shares of our common stock that may be issued under the 2020 Plan was 11,938,152. Additionally, in each year, commencing in 2021 and ending in 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to: (a) 5% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of common stock as is determined by our Board or a designated committee thereof for the applicable year. As of December 31, 2023, under our 2020 Plan the number of outstanding awards under column (a) includes: (1) 5,934,979 shares to be issued upon the exercise of outstanding options (including options that are immediately exercisable) at a weighted-average exercise price of $10.62; and (2) 1,635,416 shares issuable upon the vesting of outstanding restricted stock units. On January 1, 2024, the number of shares authorized for issuance under the 2020 Plan was 20,417,192 shares.

(4)
In October 2020, we adopted our Employee Stock Purchase Plan (the “ESPP”). The ESPP initially authorized the issuance of 688,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. Additionally, in each year, commencing in 2021 and ending in 2030, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 1,376,000 shares; or (c) such lesser number of shares of our common stock as is determined by our Board for the applicable year. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. On January 1, 2024, the number of shares authorized for issuance under the ESPP was 2,383,807 shares.

Kronos Bio	48	2024 Proxy Statement

Transactions with Related Persons
Related-Person Transactions Policy and Procedures
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Kronos Bio	49	2024 Proxy Statement

Certain Relationships and Related-Person Transactions
The following sections summarize transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Kronos Bio, Inc., Secretary, 1300 So. El Camino Real, Suite 400, San Mateo, California 94402, or call us at (650) 781-5200. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Kronos Bio	50	2024 Proxy Statement

Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

David M. Tanen
Secretary
San Mateo, California
April 29, 2024
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Secretary, Kronos Bio, Inc., 1300 So. El Camino Real, Suite 400, San Mateo, California 94402.
Kronos Bio	51	2024 Proxy Statement

Kronos Bio, Inc.
1300 S EL CAMINO REAL, SUITE 400
SAN MATEO, CALIFORNIA 94402
UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KRON2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47291-P11342 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KRONOS BIO, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Norbert Bischofberger, Ph.D.
02) Roger Dansey, M.D.
03) Taiyin Yang, Ph.D.

The Board of Directors recommends you vote "FOR" the following proposals:

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V47292-P11342

KRONOS BIO, INC.
Annual Meeting of Stockholders
June 25, 2024 at 4:00 p.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Norbert Bischofberger and Allison Frisbee, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Kronos Bio, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Annual Meeting of Stockholders of Kronos Bio, Inc. (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/KRON2024 on June 25, 2024 at 4:00 p.m. ET, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side